UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

OPTION AGREEMENT AMENDMENT
On March 31, 2006, the Company and John B. (Jack) Benton entered into an amendment to the agreement governing the options granted to Mr. Benton on February 16, 2006 (20,000 shares @ $23.02 per share). Under the terms of this amendment, the vesting of the option will not be accelerated upon the "approved retirement" of Mr. Benton. The Company's standard form of option agreement defines approved retirement as the voluntary cessation of services by an optionee on or after the later of the date on which the optionee's age is at least 55 and the optionee shall have completed at least five years of continuous service with the Company. Mr. Benton currently qualifies as an approved retiree under this definition. Mr. Benton will retain any portion of the option which has vested prior to the termination of his services to the Company for one year following the applicable termination date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

April 5, 2006	By:	/s/ George W. Gresham

Name: George W. Gresham
Title: Chief Financial Officer (Principal Financial and Accounting Officer)